Exhibit 99.2

UNAUDITED FINANCIAL STATEMENTS OF

BINOPTICS CORPORATION AND

ITS WHOLLY-OWNED SUBSIDIARY

BINOPTICS (HONG KONG) LIMITED

Nine Months Ended September 30, 2014 and

Year Ended December 31, 2013

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

As of September 30, 2014 and December 31, 2013

	2014	2013
Current Assets
Cash and cash equivalents	$9,778,672	$3,018,356
Accounts receivable	10,259,320	4,252,393
Inventory	10,060,306	7,113,905
Prepaid expenses and other current assets	225,323	80,887
Deferred tax assets - current portion	5,055,000	2,138,499

Total Current Assets	35,378,621	16,604,040

Property and equipment
Clean room	884,501	877,051
Office equipment and computers	556,143	516,499
Construction in progress	2,683,686	1,119,841
Laboratory equipment	6,050,187	4,888,955

Total Property and Equipment	10,174,517	7,402,346
Less: Accumulated depreciation	3,367,980	2,622,768

Property and Equipment, net	6,806,537	4,779,578

Other Assets
Patent application costs	329,353	278,712
Patents (net of accumulated amortization of $312,967 at September 30, 2014 and $266,134 at December 31, 2013)	689,082	664,698
Deferred tax assets - long-term portion	3,551,201	—

Total other assets	4,569,636	943,410

TOTAL ASSETS	$46,754,794	$22,327,028

See accompanying notes.

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS (continued)

As of September 30, 2014 and December 31, 2013

	2014	2013
Current Liabilities
Account payable	5,055,144	2,461,533
Accrued liabilities	1,171,902	350,854
Accrued interest	7,504	9,845
Accrued income tax	321,264	14,300
Current portion of capital leases	601,394	627,691
Current portion of long-term debt	1,166,667	458,333

Total Current Liabilities	8,323,875	3,922,556

Accrued rent obligation	21,364	13,000

Capital leases, net of current portion	995,312	1,439,443

Long-term debt, net of current portion	—	1,041,667

Deferred tax liability	—	638,499

Commitments and contingencies (Note F)

Stockholders’ Equity
Common stock, $.001 par value, 446,000,000 shares authorized, and 39,356,036 shares outstanding at September 30, 2014, $.001 par value, 446,000,000 shares authorized, and 39,322,786 shares outstanding at December 31, 2013	39,356	39,323
Series 1 Preferred stock, $.01 par value, 185,000,000 shares authorized, and 176,558,115 shares outstanding at September 30, 2014 and December 31, 2013	1,765,581	1,765,581
Series 2 Preferred stock, $.01 par value, 178,000,000 shares authorized, and 177,552,675 shares outstanding at September 30, 2014 and December 31, 2013	1,775,526	1,775,527
Additional Paid-in-Capital	46,580,661	46,579,629
Deficit	(12,746,881)	(34,888,197)

Total Stockholders’ Equity	37,414,243	15,271,863

TOTAL LIABILITIES & EQUITY	$46,754,794	$22,327,028

See accompanying notes.

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

Nine Months Ended September 30,

	2014	2013

Sales, net	$38,653,413	$12,695,223
Cost of goods sold	16,984,810	7,702,811

Gross profit	21,668,603	4,992,412

Research and development costs	2,056,060	2,050,452
Selling and administrative expenses	4,132,813	2,342,513

Income from operations	15,479,730	599,447

Other (income) expenses:
Interest expense	125,041	101,876

Income before income tax	15,354,688	497,570

Income tax benefit (expense)	6,786,628	(250)

Net income	$22,141,316	$497,320

See accompanying notes.

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF

SHAREHOLDERS’ EQUITY

For the period January 1, 2013 to September 30, 2014

	Date of Transaction	Number of Common Shares	Number of Series 1 Preferred Shares	Number of Series 2 Preferred Shares

BEGINNING BALANCE December 31, 2012		39,309,369	176,558,115	177,552,675

Exercise of stock options ($.02 per share)	Jan-13	2,500	—	—
Exercise of stock options ($.02 per share)	Jan-13	500	—	—
Exercise of stock options ($.07 per share)	Sep-13	10,417	—	—
Stock issuance costs		—	—	—
Stock option compensation		—	—	—
Net income for the period ended December 31, 2013		—	—	—

ENDING BALANCE December 31, 2013		39,322,786	176,558,115	177,552,675

Exercise of stock options ($.07 per share)	Mar-14	30,750	—	—
Exercise of stock options ($.07 per share)	Sep-14	2,500	—	—
Net income for the period ended September 30, 2014		—	—	—

ENDING BALANCE September 30, 2014		39,356,036	176,558,115	177,552,675

See accompanying notes.

Common Stock Amount	Series 1 Preferred Stock Amount	Series 1 Preferred Stock Amount	Additional Paid-in Capital	Deficit	Total

$39,309	$1,765,581	$1,775,527	$46,470,877	$(38,254,646)	$11,796,648

3	—	—	47	—	50
1	—	—	9	—	10
10	—	—	719	—	729
—	—	—	(23,009)	—	(23,009)
—	—	—	130,986	—	130,986
—	—	—	—	3,366,449	3,366,449

$39,323	$1,765,581	$1,775,527	$46,579,629	$(34,888,197)	$15,271,863

31	—	—	860	—	891
3	—	—	172	—	175
—	—	—	—	22,141,316	22,141,316

$39,356	$1,765,581	$1,775,526	$46,580,661	$(12,746,881)	$37,414,243

See accompanying notes.

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30,

	2014	2013
Cash flows from operating activities:
Net income (loss)	$22,141,316	$497,320
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax benefit	(6,799,237)	—
Depreciation and amortization	800,201	501,177
Employee stock option compensation	—	92,615
Changes in operating assets and liabilities:
Accounts receivable	(6,006,927)	(1,183,934)
Inventory	(2,946,401)	(2,017,248)
Prepaid expenses	(144,436)	(152,522)
Accounts payable	2,593,611	(527,111)
Accrued liabilities	827,071	(168,552)

Net cash provided by (used in) operating activities	10,465,198	(2,958,255)

Cash flows from investing activities:
Cash paid for purchases of fixed assets	(2,765,175)	(1,922,274)
Payment of loan origination fees	—	(5,353)
Purchase of Intangibles (software & patents)	(137,010)	(139,875)

Net cash used in investing activities	(2,902,185)	(2,067,502)

Cash flows from financing activities:
Payment of stock issuance costs	—	(23,009)
Proceeds from short-term debt	—	1,183,333
Proceeds from long-term debt	—	1,166,667
Principal payments on short-term debt	(333,333)	(450,000)
Principal payments on capital leases	(470,428)	(227,221)
Proceeds from exercise of stock options	1,065	789

Net cash provided by (used in) financing activities	(802,696)	1,650,559

Net increase (decrease) in cash and cash equivalents	6,760,317	(3,375,198)
Cash, beginning of year	3,018,356	4,873,954

Cash, end of year	$9,778,672	$1,498,756

See accompanying notes.

BINOPTICS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(continued)

Nine Months Ended September 30,

Supplemental Disclosures of Cash Flow Information:

	2014	2013

Cash paid during the year for:
Interest	$125,041	$101,876
Taxes	12,418	250

Supplemental Disclosures of Non-Cash Investing and Financing Activity:

During 2013 the Company entered into two equipment leases totaling $1,115,445. This amount has been excluded from the consolidated statement of cash flows.

See accompanying notes

BINOPTICS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2014 and Year Ended December 31, 2013

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Nature of Business – BinOptics Corporation (the Company), a Delaware C Corporation, was incorporated on December 21, 2000. Principal operations began in January 2001. The Company was formed to address the component requirements for the very rapidly growing optics industry. The Company is focused on the development, manufacturing, and marketing of integrated optoelectronic components based on indium phosphide and other semiconductor materials.

BinOptics Corporation is the parent company and owns 100% of its subsidiary, BinOptics (Hong Kong) Limited, incorporated in Hong Kong on July 23, 2009.

2.	Principles of Consolidation – The consolidated financial statements include the accounts of BinOptics Corporation and its wholly owned subsidiary, BinOptics (Hong Kong) Limited. All intercompany accounts and transactions have been eliminated in the consolidated statements.

3.	Basis of Accounting – The Company’s financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full fiscal year 2014.

4.	Revenue Recognition – We recognize revenue when: (i) there is persuasive evidence that an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured.

5.	Cash and Cash Equivalents – The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

6.	Accounts Receivable – The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

7.	Inventory – The Company’s inventory consists of the following:

	September 30,	December 31,
	2014	2013

Raw Materials	$5,490,524	$3,162,438
Finished Goods	4,569,782	3,951,467

	$10,060,306	$7,113,905

Inventory is valued at the lower of cost or market using a specific identification method for wafers and gratings inventory and a first-in, first-out (FIFO) cost method for the remaining categories.

8.	Property and Equipment – Property and equipment is recorded at cost less depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. The depreciable lives for office equipment, computers, and laboratory equipment are primarily 5 to 7 years. The depreciable life of the clean room leasehold improvement is 39 years. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Dispositions and abandonments are recorded at the time of the disposition. Depreciation expense for the nine months ended September 30, 2014 and the year ended December 31, 2013 was $749,838 and $668,724, respectively.

9.	Other Assets – Loan origination fees are being amortized on a straight-line basis over the terms of the loans, between 12 to 30 months. Patent application costs include professional and application fees related to attempting to obtain patents for technology used by the Company. Upon granting of a patent such costs are amortized on the straight-line basis over 15 years, assessed annually for impairment. If the patent application is unsuccessful, such costs are expensed in the period the application is denied or abandoned. During the nine months ended September 30, 2014 and the year ended December 31, 2013, the Company capitalized patent application costs of $54,171 and $92,131, respectively. The Company did not expense any costs associated with abandoned applications during the nine months ended September 30, 2014 and the year ended December 31, 2013. Amortization expense for the nine months ended September 30, 2014 and the year ended December 31, 2013 was $50,363 and $64,836, respectively. Estimated future amortization expense is as follows:

2014 (remaining 3 months)	$17,358
2015	69,432
2016	69,432
2017	69,432
2018	69,432
2019	69,432
Thereafter	324,563

$689,081

10.	Research and Development Costs – Research and development costs are expensed in the period incurred.

11.	Income Taxes – The Company accounts for income taxes in accordance with ASC 740 Income Taxes. The guidance prescribes a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. ASC 740 Income Taxes provides for a liability approach under which deferred income taxes are provided for based on enacted laws and rates applicable to the periods in which the taxes become payable. As described in Note G, there was no valuation allowance at September 30, 2014. The Company’s net deferred tax asset has been reduced to $1,500,000 through the use of a valuation allowance at December 31, 2013.

The Company evaluated its tax positions and concluded that all of the positions taken by the Company would more likely than not be sustained upon examination, based on the technical merits. The income tax returns of the Company are subject to examination by tax authorities, generally for three periods after they were filed.

12.	Concentration of Credit Risk – The Company’s revenues are derived from sales to customers located worldwide. Concentration of credit risk with accounts receivable is normally limited, due to the nature of the Company’s customers.

During the nine months ended September 30, 2014, the Company had cash on deposit with financial institutions, in excess of $250,000. All deposits up to that amount are insured by FDIC; however, any amounts exceeding $250,000 are uninsured. Cash balances in excess of FDIC limits were $9,508,853 at September 30, 2014.

13.	Concentration of Business Risk – In the nine months ended September 30, 2014, approximately 76% of total Company revenue was derived from five major customers and approximately 35% of all purchases were made from three vendors. All of the Company sales were made to customers located in foreign countries.

14.	Stock-Based Compensation – The Company is accounting for stock options under the provisions of ASC 718 Stock Compensation. For options granted during the nine months ended September 30, 2014 and the year ended December 31, 2013, compensation expense is recognized over the requisite service periods of the option agreements based on their fair value computed under an option-pricing model.

15.	Estimates and Assumptions – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from these estimates.

B.	LINE OF CREDIT:

In November of 2011 the Company obtained a line of credit with a borrowing capacity of, at any point in time, the lesser of $2,500,000 or 85% of eligible accounts receivable, at an interest rate of overnight LIBOR plus 4%. The interest rate at September 30, 2014 and December 31, 2013 was 4.125%, respectively. The line of credit had a zero balance at September 31, 2014 and December 31, 2013. The line is secured by all assets and intangibles (excluding intellectual property) owned by the Company.

C.	CAPITAL LEASE OBLIGATIONS:

The Company had the following capital leases at September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013

Lease payable with monthly installments of $2,280 including principal and interest at 11.99%. The lease was secured by Laurier Die Sorter and matured in March 2014.	$—	$6,705

Lease payable with monthly installments of $3,901 including principal and interest at 7.06%. The lease was secured by various equipment and matured in December 2014.	11,568	45,074

Lease payable with monthly installments of $12,638 including principal and interest at 4.07%. The lease is secured by various equipment and matures in September 2016.	290,821	393,929

Lease payable with monthly installments of $22,425 including principal and interest at 4.28%. The lease is secured by various equipment and matures in August 2017.	736,632	911,675

Lease payable with monthly installments of $15,012 including principal and interest at 3.5% above 30-day LIBOR. The lease is secured by various equipment and matures in November 2017.	497,145	614,890

Lease payable with quarterly installments of $12,631 including principal and interest at 5.68%. The lease is secured by various equipment and matures in November 2015.	60,540	94,861

	1,596,706	2,067,134
Less: current portion	601,394	627,691

	$995,312	$1,439,443

As of September 30, 2014, future minimum annual lease payments are as follows:

2015	$655,865
2016	600,428
2017	407,819
2018	25,102

1,689,214
Less: amount representing interest	92,508

Present value of minimum lease payments	$1,596,706

As of September 30, 2014, the net book value of assets held under capital lease obligations are as follows:

2014

Office equipment	$38,966
Laboratory equipment	2,792,040
Leasehold improvements	191,244

3,022,250
Less: accumulated depreciation	822,513

$2,199,737

D.	LONG-TERM DEBT:

The Company’s long-term debt consists of the following at September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013

Loan with monthly interest payments at 6.5% through January 2014; with monthly principal payments of $41,667 plus interest through January 2015; increasing to 10% per annum through July 2015, with a balloon payment of $791,667 due at that time. The loan is secured by various business assets of the Company.	$1,166,667	$1,500,000

	1,166,667	1,500,000
Less: current portion	1,166,667	458,333

	$—	$1,041,667

Future minimum annual loan payments are as follows:

2014 (remaining 3 months)	$125,000
2015	1,041,667

$1,166,667

E.	RELATED PARTY TRANSACTIONS:

The Company licensed four patents from Ulexus Corporation (Ulexus), a related party that is wholly-owned by an officer/shareholder of BinOptics Corporation. Since 2004, due to a Series B financing, these patents have been licensed directly from the Cornell Research Foundation and Ulexus is no longer a party to the licensing agreement. In conjunction with obtaining the use of these patents from Ulexus, the Company issued 100,000 shares of common stock to Ulexus. In the event that the Company obtains a fair market value equal to, or greater than, $200 million and again $1 billion, additional shares of common stock would be issuable to Ulexus based on the predetermined formula.

A managing member of Ithaca B&T Associates, LLC (formerly Nine Brown Road Associates, LLC), an entity from which the Company leases certain office and laboratory space, is a member of the BinOptics Corporation’s board. The annual rent and related charges paid under the terms of the lease for the nine months ended September 30, 2014 and year ended December 31, 2013 was $111,132 and $157,794, respectively.

For the nine months ended September 30, 2014 and year ended December 31, 2013, consulting service fees in the amount of $62,500 and $91,500 were paid to a Board member, respectively. The Company also reimbursed the member for his out-of-pocket expenses in performing such consulting services.

F.	COMMITMENTS AND CONTINGENCIES:

The Company leases certain office and laboratory spaces under various operating leases. Rent expense for the nine months ending September 30, 2014 and year ending December 31, 2013 was $411,170 and $415,621, respectively.

Future minimum annual lease payments are as follows:

2014 (remaining 3 months)	$182,129
2015	696,843
2016	638,837
2017	585,262
2018	570,226
2019	570,226
Thereafter	3,354,199

$6,597,722

G.	INCOME TAXES:

The net deferred tax asset at September 30, 2014 and December 31, 2013 is as follows:

	September 30,	December 31,
	2014	2013

Total of all deferred tax assets	$9,244,700	$12,931,169
Total of all deferred tax liabilities	(638,622)	(638,622)
Total valuation of allowance	—	(10,792,547)

Net deferred tax asset	$8,606,078	$1,500,000

The primary types of temporary differences that create the deferrals are related to net operating loss carry forwards and federal and state tax credits. There was no valuation allowance placed on the deferred tax assets in the nine months ended September 30, 2014. There was a valuation allowance placed on the deferred tax assets in the year ended December 31, 2013, due to uncertainty regarding the Company’s ability to realize all of the benefit from the assets.

The income tax provision consists of the following at September 30, 2014:

2014
Current tax expense:
Federal	$327,372
State	—
Deferred tax benefit:
Federal	(7,110,000)
State	—

Tax benefit	$(6,782,628)

The Company has approximately $21,841,000, $14,240,000 and $1,115,000 in net operating losses to offset future Federal, New York State, and California State taxable income, respectively. The net operating losses expire beginning in 2023 through 2033. The Company has approximately $1,489,000 and $450,000 in Federal and New York State tax credits to offset future income tax. The Federal credits expire beginning in 2022 through 2034, the New York State credits expire beginning in 2027 through 2032.

H.	PREFERRED STOCK:

On September 30, 2014 and December 31, 2013 the Company authorized the issuance of 363,000,000 shares and 356,000,000 shares of Preferred Stock, $0.01 par value per share, respectively. 185,000,000 shares are designated as Series 1 Convertible Preferred Stock (“Series 1 Preferred Stock”) at September 30, 2014 and December 31, 2013, and 178,000,000 shares are designated as Series 2 Convertible Preferred Stock (“Series 2 Preferred Stock”), at September 30, 2014 and December 31, 2013. The Series 1 Preferred Stock and Series 2 Preferred Stock are collectively referred to as the “New Preferred Stock”.

On August 31, 2011 the Company recapitalized its equity structure, cancelling all previously authorized and issued Series A, Series B, Series C, and Series D preferred stock (“Old Preferred Stock”) and re-issued either Common Stock or Series 1 Preferred Stock in its place. The securities issued in the recapitalization were dependent upon the existing shareholders participation in their pro-rata share of the Company’s initial $4,000,000 offering of Series 2 Preferred Stock. Fully participating holders of Series A, Series B, and Series C preferred stock converted their original investment plus a one-time liquidation preference into Series 1 Preferred stock, while holders of Series D preferred stock converted their original investment plus a 3 times liquidation preference into shares of Series 1 Preferred Stock of similar value. Partial or non-participation in the Company’s initial $4,000,000 offering of Series 2 Preferred Stock resulted in the conversion of the old Preferred Stock, including the above mentioned liquidation preference, into common stock based upon a ratio of their participation to their 100 percent pro-rata share.

The holders of the New Preferred Stock are entitled to such votes per share equal to the number of shares of common stock into which each share of New Preferred Stock are then convertible. The New Preferred Stock is convertible at any time, at the option of the holder. Initially, each share of New Preferred Stock is convertible into one share of common stock, but that conversion ratio will automatically adjust to account for, among other things, future issuances of certain classes of stock and the issue prices of such stock, and certain future dilution events, as defined. Upon election of the holders of shares of New Preferred Stock representing at least 55% of the votes represented by the outstanding shares of New Preferred Stock, and without payment of any additional consideration, all of the outstanding shares of New Preferred Stock shall be converted into common stock at the applicable conversion rate.

The holders of shares of Series 2 Preferred Stock, in preference to any other holders of Series 1 Preferred Stock or Common Stock, are entitled to receive noncumulative dividends at the rate of $0.0068928 (8%) per annum on each outstanding share of Series 2 Preferred Stock payable when and as declared by the Board of Directors. Following the payment of the Series 2 Preferred Stock dividend, holders of shares of Series 1 Preferred Stock, in preference to any holders of Common Stock, are entitled to receive noncumulative dividends at the rate of $0.0068928 (8%) per annum on each outstanding share of Series 1 Preferred Stock payable when and as declared by the Board of Directors. Following the payment of the foregoing dividends on the Series 1 and Series 2 Preferred Stock described above, the Corporation may, if declared by the Board of Directors, declare and distribute dividends or similar distributions among all holders of outstanding shares of Series 1 Preferred Stock, Series 2 Preferred Stock, and Common Stock pro rata based on the number of shares of Common Stock held by each, determined on an as-if converted basis. At September 30, 2014 and December 31, 2013 there were no dividends in arrears.

Additionally, each share of New Preferred Stock is automatically converted to common stock upon the completion of a qualified public offering with minimum price per share of common stock of not less than $0.4308, appropriately adjusted for stock splits and stock dividends, that yields the Company gross proceeds of not less than $30 million, and the Common Stock is traded on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market.

In the event of a voluntary or involuntary liquidation, dissolution, winding-up of the Company, consolidation or merger of the Company, or sale of a majority of its assets, the Series 2 Preferred Stockholders would be entitled to a preferred distribution equal to their liquidation preference (Series 2 Preference) prior to any distribution of assets to holders of Common Stock or Series 1 Preferred stock. The Series 2 Preference is equal to 100% of the original purchase price ($0.08616; as adjusted appropriately for subsequent stock dividends, stock splits, combinations, recapitalizations and the like) plus an amount equal to all declared and unpaid dividends on Series 2 Preferred Stock, if any. Once the Series 2 Preference is satisfied, the Series 1 Preferred Stockholders would be entitled to a preferred distribution equal to their liquidation preference (Series 1 Preference) prior to any distribution of assets to holders of Common Stock. The Series 1 Preference is equal to 150% of the original purchase price ($0.12924; as adjusted appropriately for subsequent stock dividends, stock splits, combinations, recapitalizations and the like) plus an amount equal to all declared and unpaid dividends on Series 1 Preferred Stock, if any. Once the Series 2 Preference Amount and Series 1 Preference Amount are satisfied, the remaining assets of the Company legally available for distribution are to be distributed among the common stockholders and the New Preferred Stockholders on a pro rata basis on an as-converted-into-common-stock basis.

On August 31, 2011 the Company issued 176,558,115 shares of Series 1 Preferred Stock and 33,849,508 shares of Common Stock as a result of cancelling 8,099,999 shares of Series A Convertible Preferred Stock, 26,476,049 shares of Series B Convertible Preferred Stock, 31,627,912 shares of Series C Convertible Preferred Stock, and 8,139,535 shares of Series D Convertible Preferred Stock. The Company also issued 998,142 warrants to purchase Series 1 Preferred Stock for $0.01 per share as a result of cancelling 200,000 warrants to purchase Series D Convertible Preferred Stock. The Company issued 86,552,568 shares of Series 2 Preferred Stock at $0.08616 per share, and 18,206 warrants to purchase Series 2 Preferred Stock for $0.01 per share, by converting a total of $4,802,187 of subordinated convertible promissory notes received in 2010 and 2011 plus accrued interest of $347,257, converting $800,000 of Bridge Notes Payable received in 2011 plus accrued interest of $6,222, and receiving $1,359,430 of net cash proceeds.

In November 2011 the Company received shareholder approval for the issuance of an additional 38,881,149 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $3,350,000.

In December 2011 the Company received shareholder approval for the issuance of an additional 5,693,703 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $490,569.

In December 2012 the Company received shareholder approval for the issuance of an additional 46,425,255 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $4,000,000.

I.	WARRANTS:

At September 30, 2014 the following warrants were outstanding:

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 249,535 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund III, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund III, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

J.	STOCK OPTION PLAN:

Under the Company’s 2007 Stock Option Plan (the Plan), the Company, at the discretion of the plan administrator, may issue incentive stock options, nonqualified stock options, and stock purchase rights for shares of the Company’s common stock. All employees, directors, consultants, and independent contractors of the Company shall be eligible. The plan administrator may, in its discretion, determine restrictions and conditions on the exercisability of the stock options and stock purchase rights. No option shall be exercisable after expiration of ten periods from the date it was granted. The Plan was amended effective June 2012, to increase the number of shares of common stock reserved for issuance under the Plan from 19,100,000 to 43,100,000. At September 30, 2014, 197,573 shares were available for grant of options as determined by the plan administrator.

The price of common stock covered by any option granted under the Plan shall be determined by the plan administrator at the time such option is granted; provided, however, that in the case of incentive stock options the option price shall not be less than the fair market value of the common stock on the date of grant. No options have been granted for less than 100% of the fair market value of common shares at the date of option grant.

Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. The offeree will be informed, in writing, of the terms, conditions, and restrictions relating to the offer, including the number of shares of common stock that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept the offer. The Company has a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason. The repurchase option shall lapse at such rate as the plan administrator may determine in its sole and absolute discretion. There were no grants of stock purchase rights during the nine months ended September 30, 2014.

The Company’s calculation for the employee grants under its stock-based compensation arrangements was made using the Black-Scholes-Merton model using the following assumptions during the nine months ended September 30, 2014 and year ended December 31, 2013:

	2014	2013

Dividend yield	0%	0%
Volatility	28.30%	61.38%
Discount rate	3%	2%
Expected life	6 years	6 years
Fair value of common stock per share	$0.096	$0.015

Total compensation cost related to nonvested awards not yet recognized is $189,162 as of September 30, 2014. It is expected to be recognized over the weighted-average period of 1.5 years.

A summary of the status of the Company’s stock option plan as of September 30, 2014 is presented below:

Fixed Options	Shares	Weighted Average Exercise Price

December 31, 2012	40,174,004	$0.03
Granted	686,917	$0.02
Exercised	(13,417)	$0.05
Expired	(40,000)	$0.10
Forfeited	(216,333)	$0.02

December 31, 2013	40,591,171	$0.03

Granted	2,449,000	$0.10
Exercised	(31,917)	$0.02
Expired	(122,000)	$0.10
Forfeited	(33,250)	$0.02

September 30, 2014	42,853,004	$0.03

Exerciseable:
September 30, 2014	26,388,848

Weighted average fair value of options granted in 2014	$0.01621

Information regarding fixed stock options outstanding at September 30, 2014 is presented below:

	Outstanding Options	Exerciseable Options
Range of exercise prices	$0.02 to $0.13	$0.02 to $0.13
Weighted-average remaining contractual life	7.39

K.	NON-STATUTORY STOCK OPTIONS

During the nine months ended September 30, 2014 the Company issued non-statutory stock options for shares of Series 1 Convertible Preferred Stock to two Board members, in consideration for their services on the Board. The total number of options outstanding as of September 30, 2014 was 6,963,788. The total number of options exercisable at September 30, 2014 and December 31, 2013 was 197,573 and 4,642,525, respectively. The remaining options vest quarterly over the next two periods. The exercise price of the options is $0.08616 and the expiration date is February, 2023. The fair value of the options at the grant date was estimate at $0.0016.

L.	RETIREMENT PLAN:

All employees are eligible to participate in the defined contribution retirement plan. The Company matches 100% of the first 3% of contributions, and 50% of the next 2% of contributions to the Plan. Company contributions to the plan totaled $123,389 and $93,321 in the nine months ended September 30, 2014 and the December 31, 2013, respectively.

M.	SUBSEQUENT EVENTS:

Management has evaluated subsequent events involving the Company for potential recognition or disclosure in the accompanying unaudited consolidated financial statements through the date of the issuance. Subsequent events are events or transactions that occurred after the balance sheet date but before the accompanying consolidated financial statements are issued.

On November 17, 2014, the Company entered into an Agreement and Plan of Merger with M/A-COM Technology Solutions Holdings, Inc. (MACOM). In accordance with the Agreement and Plan of Merger, all of the outstanding equity interests (including outstanding warrants) of the Company were exchanged for aggregate consideration of approximately $224.1 million in cash.